 Exhibit 12.1
[Letterhead of Maynard Nexsen PC]

Maynard Nexsen PC
1901 Sixth Avenue North, Suite 1700
Birmingham, Alabama 35203

June 25, 2025

Arrived Homes 5, LLC
c/o Arrived Holdings, Inc.
1700 Westlake Ave North, Suite 200
Seattle, WA 98109

Re:
Arrived Homes 5, LLC – Post-Qualification Amendment No. 8 to Offering Statement on Form 1-A

Ladies and Gentlemen:

We have acted as special counsel to Arrived Homes 5, LLC, a Delaware series limited liability company (the “Company”), in connection with the Company’s filing with the Securities and Exchange Commission (the “Commission”) of Post-Qualification Amendment No. 8 to the Company’s Offering Statement on Form 1-A, File No. 024-12523 (as amended, the “Offering Statement”), under Regulation A of the Securities Act of 1933, as amended (the “Securities Act”).  The Offering Statement includes offerings of various series of membership interests (each a “Series”), a series designation (each, a “Series Designation” and, collectively, the “Series Designations”) for each of which will be in the form filed with the Offering Statement and attached to the Limited Liability Company Agreement of the Company, dated as of July 12, 2024 (the “Company Operating Agreement”), prior to the issuance thereof.

The Offering Statement relates, among other things, to the proposed issuance and sale by the Company (the “Offering”) of eleven additional series of the Company’s Interests (as defined in the Company Operating Agreement) (designated as the “Additional Series Interests” on Schedule A to this opinion letter), as further described in the Offering Statement.

We assume that the Additional Series Interests will be sold as described in the Offering Statement and pursuant to a Subscription Agreement, substantially in the form filed as an exhibit to the Offering Statement, to be entered into by and between the Company and each of the purchasers of the Additional Series Interests (each, a “Subscription Agreement” and, collectively, the “Subscription Agreements”).

For purposes of rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of:

1.
the Certificate of Formation of the Company, filed with the Secretary of State of the State of Delaware on July 12, 2024;
2.
the Company Operating Agreement;
3.
the Certificate of Formation of Arrived Fund Manager, LLC, the managing member of the Company (the “Managing Member”), filed with the Secretary of State of the State of Delaware on May 17, 2023;
4.
the Limited Liability Company Agreement of the Managing Member, dated as of June 5, 2023;
5.
the Amended and Restated Certificate of Incorporation of Arrived Holdings, Inc., the sole member of the Managing Member and the sponsor of the Company (the “Sponsor”), filed with the Secretary of State of the State of Delaware on March 17, 2022; and the Certificate of Amendment to such Amended and Restated Certificate of Incorporation of the Sponsor, filed with the Secretary of State of the State of Delaware on August 22, 2023;
6.
the Amended and Restated Bylaws of the Sponsor;
7.
a written consent of the Board of Directors of the Sponsor, dated as of January 20, 2023, empowering and authorizing certain officers of the Sponsor to cause entities controlled by the Sponsor, such as the Company, to establish Series thereof and to cause such entities to offer, sell and issue Series Interests in such Series;
8.
an Officer’s Certificate of the Chief Executive Officer of the Sponsor, dated as of June 25, 2025; and
9.
a written consent of the Managing Member, dated as of June 25, 2025, and executed by an officer of the Managing Member, adopting certain resolutions with respect to the Offering.
We have also examined the Offering Statement, form of Subscription Agreement and form of Series Designation to be filed with the Commission and such other certificates of public officials, such certificates of executive officers of the Sponsor and such other records, agreements, documents and instruments as we have deemed relevant and necessary as a basis for the opinion hereafter set forth.

In such examination, we have assumed: (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed or other copies and the authenticity of the originals of such documents, (v) that all records and other information made available to us by the Company on which we have relied are complete in all material respects, (vi) that the statements of the Company contained in the Offering Statement and the Officers’ Certificate are true and correct as to all factual matters stated therein, (vii) that the Offering Statement will be and remain qualified under the Securities Act, and (viii) that the Company will receive the required consideration for the issuance of the Additional Series Interests at or prior to the issuance thereof. As to all questions of fact material to this opinion, we have relied solely upon the above-referenced certificates or comparable documents and other documents delivered pursuant thereto, have not performed or had performed any independent research of public records and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.

Our opinion below is qualified to the extent that it may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, usury, fraudulent conveyance or similar laws affecting the rights of creditors generally, and (ii) general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.
Based upon and subject to the foregoing and the other qualifications and limitations contained herein, we are of the opinion that, when the Offering Statement is qualified under the Securities Act and when the Series Interests are issued and sold in accordance with the terms set forth in the Company Operating Agreement, the applicable Series Designation and the applicable Subscription Agreement and the Company has received payment therefor in the manner contemplated in the Offering Statement, (a) the Additional Series Interests will be legally issued under the Delaware Limited Liability Company Act (the “Delaware Act”) and (b) purchasers of the Additional Series Interests (i) will have no obligation under the Delaware Act to make payments to the Company (other than their purchase price for the Additional Series Interests and except for their obligation that may arise in the future to repay any funds wrongfully distributed to them as provided under the Delaware Act), or contributions to the Company, solely by reason of their ownership of the Additional Series Interests or their status as members of the Company, and (ii) will have no personal liability for the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, solely by reason of being members of the Company.

The opinion expressed herein is rendered as of the date hereof and is based on existing law, which is subject to change. Where our opinion expressed herein refers to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinion expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinion should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinion expressed herein is limited to matters governed by the Delaware Act and to the matters expressly stated herein. We express no opinion with respect to any other laws, and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Offering Statement and to the reference to our firm under the caption “Legal Matters” in the Offering Circular constituting part of the Offering Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission.

Very truly yours,

/s/ Maynard Nexsen PC

Maynard Nexsen PC

SCHEDULE A
Additional Series of Arrived Homes 5, LLC
Series	Maximum Interests
Arrived Series Ashland	40,671
Arrived Series Chesterton	63,146
Arrived Series Galleta	34,802
Arrived Series Marilyn	43,144
Arrived Series Monroe	43,144
Arrived Series Poshington	47,413
Arrived Series Raider	43,309
Arrived Series Sandpiper	46,190
Arrived Series Wendover	44,086
Arrived Series Wesley	31,207
Arrived Series Wildcat	38,158